Exhibit 23.01


                     INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Financial Group, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                         KPMG Peat Marwick LLP


New York, New York
December 31, 1997